                                                            Draft of May 1, 1995


                                2,000,000 Shares

                           ROTECH MEDICAL CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                          , 1995

Smith Barney Inc.
Needham & Company, Inc.
As Representatives of the Several Underwriters
c/o Smith Barney Inc.
    388 Greenwich Street
    New York, New York 10013

Dear Sirs:

          RoTech Medical Corporation, a Florida corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell an aggregate of 1,700,000 shares of its common stock, $.0002 par value per share (the "Common Stock"), to the several Underwriters named in Schedule II hereto (the "Underwriters"), and the person named in Schedule I hereto as selling stockholder (the "Selling Stockholder") proposes to sell to the several Underwriters an aggregate of 300,000 shares of Common Stock. The 1,700,000 shares of Common Stock to be issued and sold to the Underwriters by the Company and the 300,000 shares of Common Stock to be sold to the Underwriters by the Selling Stockholder are hereinafter referred to as the "Firm Shares." The Company and Selling Stockholder also propose to sell to the several Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an aggregate of 300,000 additional shares (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Company and the Selling Stockholder are hereinafter sometimes referred to as the "Sellers."

          The Company and the Selling Stockholder wish to confirm as follows their respective agreements with you (the "Representatives") and the other several Underwriters on whose behalf you are acting in connection with the several purchases of the Shares by the Underwriters.

          1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference herein to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and so incorporated by reference. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus or any amendment or supplement thereto.

          2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[______] per share (the "Purchase Price Per Share"), that number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Sellers.

          Subject to such adjustments as you may determine in order to avoid fractional shares, the Selling Stockholder agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees to purchase from the Selling Stockholder at the Purchase Price Per Share that number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the name of the Selling Stockholder in Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Sellers.

          The Company and the Selling Stockholder also agree, subject to all the terms and conditions set forth herein, to issue (in the case of the Company) and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholder herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company and the Selling Stockholder, at the Purchase Price Per Share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 300,000 Additional Shares, of which up to an aggregate of 200,000 Additional Shares may be sold by the Selling Stockholder and of which up to an aggregate of 100,000 Additional Shares may be sold by the Company. If the Underwriters exercise the over-allotment option, Additional Shares will be purchased by the Underwriters from the Selling Stockholder and the Company on a pro-rata basis based on the number of Additional Shares subject to sale hereunder by the Company and the Selling Stockholder. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company and Selling Stockholder the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be sold by the Company and the Selling Stockholder, respectively, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Sellers.

          Certificates in transferable form for the Shares which the Selling Stockholder agrees to sell pursuant to this Agreement have been placed in custody with Winderweedle, Haines, Ward & Woodman, P.A. (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by the Selling Stockholder appointing William P. Kennedy and Thomas A. Simser, Jr. as agents and attorneys-in-fact (the "Attorneys-in-Fact"). The Selling Stockholder agrees that (i) the Shares represented by the certificates exercisable for such Shares, held in custody pursuant to the Custody Agreement, are subject to the interests of the Underwriters and the Company, (ii) the arrangements made by the Selling Stockholder for such custody are, except as specifically provided in the Custody Agreement, irrevocable and (iii) the obligations of the Selling Stockholder hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of the Selling Stockholder or the occurrence of any other event. If the Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, certificates for the Shares to be sold by the Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact represents that he is authorized, on behalf of the Selling Stockholder, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by the Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by the Selling Stockholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Stockholder, and to take such other actions as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

          3. Terms of Public Offering. The Sellers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

          4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, at 10:00 A.M., New York City time, on

[_______], 1995 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Attorneys-in-Fact, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Additional Shares may be varied by agreement among you, the Company and the Attorneys-in-Fact.

          Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall timely request prior to 1:00 P.M., New York City time, on the third business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfers payable in same day funds to the order of the Company and the Attorneys-in-Fact, as the case may be, or as they shall direct.

          5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to each of you, without charge, three signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment, without exhibits, and Incorporated Documents thereto as you may reasonably request.

          (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports which upon filing becomes an Incorporated Document, without delivering a copy of such information, documents or reports to you, as Representatives of the several Underwriters, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus, or to file under the Exchange Act any document which upon filing becomes an Incorporated Document, to comply with the Act, the Exchange Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, or that a document should be filed under the Exchange Act which upon filing becomes an Incorporated Document, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.

          (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.


          (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

          (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

          (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (m) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (n) Except as provided in this Agreement, the Company will not sell, offer to sell, contract to sell or otherwise transfer or dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), or grant any options or warrants to purchase Common Stock, for a period of 180 days after the date of the Prospectus, other than pursuant to acquisition transactions, employee stock option plans or pursuant to options, warrants or rights in each case outstanding on the date of this Agreement or pursuant to bona fide gifts to persons who agree in writing with the Company and the Underwriters to be bound by this restriction, without the prior written consent of Smith Barney Inc.

          (o) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the Nasdaq National Market prior to or concurrently with the effectiveness of the registration statement.

          (p) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by William P. Kennedy (individually and on behalf of the Selling Stockholder).

          6. Agreements of the Selling Stockholder. The Selling Stockholder agrees with the several Underwriters as follows:

          (a) Such Selling Stockholder will cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

          (b) Such Selling Stockholder will pay all Federal and other taxes, if any, on the transfer or sale of any Shares that are sold by the Selling Stockholder to the Underwriters.

          (c) Such Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares by it pursuant to this Agreement.

          (d) Such Selling Stockholder will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) owned by such Selling Stockholder, except for the sale of Shares to the Underwriters pursuant to this Agreement, other than pursuant to bona fide gifts to persons who agree in writing with the Company and the Underwriters to be bound by this restriction, without your prior written consent for a period of 180 days after the date of the Prospectus.

          (e) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (f) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or of any change in information relating to such Selling Stockholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law.

          (g) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982, as amended, with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

          (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

          (b) The Company meets the requirements for use of Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

          (c) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights and were issued and sold in compliance with all applicable Federal and state securities laws; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

          (e) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole (a "Material Adverse Effect").

          (f) All the Company's active subsidiaries are listed on Schedule III hereto and are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the

Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly or indirectly through other wholly-owned subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.
None of the subsidiaries (as defined in the Exchange Act) of the Company that are not listed on Schedule III hereto has, individually or in the aggregate, any operations, business, property (tangible or intangible), permits, licenses, rights or liabilities (contingent or otherwise) that are material to the Company and the Subsidiaries, taken as a whole.

          (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject, other than as described in the Registration Statement or the Prospectus which, if determined adversely to the Company or any of the Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act. Neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of employees, and, to the Company's knowledge, no such action or dispute is threatened.

          (h) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, or, to the best of the Company's knowledge, of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

          (i) Neither the issuance, offer, sale or delivery of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act, all of which have been or will be effected in accordance with this Agreement, and except for compliance with the securities or Blue Sky laws of various jurisdictions,) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (j) The accountants, Ernst & Young LLP, Price Waterhouse LLP and Deloitte & Touche LLP, who have certified or shall certify the financial statements filed or to be filed as part of, or incorporated by reference in, the Registration Statement or the Prospectus (or any amendment or supplement thereto), are, to the best of the Company's knowledge, each independent public accountants as required by the Act.

          (k) The historical financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply with the requirements of the Act and present fairly the consolidated financial position and results of operations of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and all adjustments necessary for a fair presentation of results for such periods have been made; the pro forma financial information, and the assumptions used in preparing such information, and the related notes and schedules included or incorporated by reference in the Registration Statement are reasonable; and the other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company.

          (l) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (m) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

          (n) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or an Incorporated Document or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and all the property described in the Prospectus or an Incorporated Document as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and each of the Subsidiaries. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

          (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

          (p) The Company and each of the Subsidiaries have such permits, licenses, franchises, certificates and authorizations of governmental or regulatory authorities, including but not limited to such permits, licenses, franchises, certificates and authorizations relating to the provision of healthcare services by the Company or any of its Subsidiaries ("Permits"), as are necessary to own their respective properties and to conduct their respective businesses in the manner now being conducted and as described in the Prospectus or in an Incorporated Document, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have any such Permit would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; the Company and each of the Subsidiaries have each fulfilled and performed all of their respective material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries. Each subsidiary has the requisite provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which such Subsidiary operates. There is no action threatened or pending which could result in a revocation of any such provider number or authorization or the Company's or any Subsidiary's exclusion from the Medicare or any state Medicaid programs. The Company's and each Subsidiary's business practices do not violate any applicable provisions of federal or state laws governing Medicare or any state Medicaid programs, including without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code. No individual with an ownership or control interest, as defined in 42 U.S.C. (S)1320a-3(a)(3), in the Company or any Subsidiary, or who is an officer, director or managing employee as defined in 42 U.S.C. (S)1320a-5(b), of the Company or any Subsidiary is a person described in 42 U.S.C.
(S)1320a-7(b)(8)(B). The Company's and each Subsidiary's business practices do not violate any federal or state laws regarding physician ownership of (or financial relationship with) and referral to entities providing health care related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services.


          (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Act or the Exchange Act or by the rules and regulations under either of such Acts to be described in the Registration Statement and the Prospectus or documents incorporated by reference therein which is not so described. Neither the Company nor any of the Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.


          (s) The Company and each of the Subsidiaries have filed all tax returns required to be filed (or has received an extension with respect thereto), which returns are true and correct, and has paid, or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith.

          (t) No holder of any security of the Company has any right, contractual or otherwise, to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement or otherwise and no person has the right to require registration under the Act of any shares of Common Stock or other securities of the Company. Except as described in or contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares.

          (u) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

          (v) Neither the Company nor any of the Subsidiaries is, and, upon sale of the Shares to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Prospectus under the caption "Use of Proceeds," will be an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (w) The Company has complied and will continue to comply with all provisions of Florida Statutes Section 517.075 and the regulations thereunder, relating to issuers doing business with Cuba.

          (x) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company or any of the Subsidiaries comply in all material respects with the requirements of ERISA and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guarantee Corporation.

          (y) Except as otherwise disclosed in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries is in violation of any federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any federal or state law or regulation) or other waste products, which violation may result in a material adverse effect on the financial condition or business operations or properties of the Company and the Subsidiaries taken as a whole, and the Company and each of the Subsidiaries has received all material permits, licenses or other approvals as may be required of it under applicable federal and state environmental laws and regulations to conduct its business as described in the Prospectus; and the Company and each of the Subsidiaries is in compliance in all material respects with the terms and conditions of any such permit, license or approval; neither the Company nor any of the Subsidiaries has received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et. seq. or any state superfund law; and the disposal of all of the Company's and each of the Subsidiary's hazardous substances, hazardous materials and other waste products has been lawful.

          8. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:

          (a) Such Selling Stockholder now has or has the right to acquire, and on the Closing Date will have, good and valid title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

          (b) Such Selling Stockholder now has, and on the Closing Date will have, full legal right, power and authorization, and any approval required by law (except such as may be required under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire good and valid title to such Shares, free and clear of any lien, claim, security interest, or other encumbrance.

          (c) This Agreement and the Custody Agreement have been duly authorized, and in the case of this Agreement, when executed and delivered on behalf of such Selling Stockholder in accordance with the Custody Agreement, have been duly executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms, except as enforcement hereof and thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (d) Neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Stockholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgement, injunction, order or decree applicable to such Selling Stockholder or to any property or assets of such Selling Stockholder.

          (e) Such Selling Stockholder has reviewed the Registration Statement and the Prospectus. The Registration Statement and the Prospectus do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by or on behalf of such Underwriter through you expressly for use in the Prospectus or Registration Statement.

          (f) The representation and warranties of such Selling Stockholder in the Custody Agreement are, and on the Closing Date will be, true and correct, unless such Selling Stockholder has notified the Attorneys-in-Fact and the Representatives in writing of any change that would make any representation or warranty no longer true and correct on the Closing Date.

          (g) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectus.

          9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this
           --------  -------
paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the
            --------
several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or any such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) The Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to each Underwriter set forth in paragraph (a) hereof; provided, however, that the
                                               --------  -------
Underwriters shall first seek indemnification from the Company under paragraph
(a) before seeking indemnification from the Selling Stockholder under this paragraph (c) except to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company by the Selling Stockholder, acting in his capacity as such, expressly for use in connection therewith. In case any action or claim shall be brought or asserted against any Underwriter, the Company, its directors or such officers or any such controlling person in respect of which indemnity may be sought against such Selling Stockholder, such Selling Stockholder shall have the rights and duties given to the Company, and each Underwriter, the Company, its directors and such officers, and any such controlling person shall have the rights and duties given to the Underwriters under paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Selling Stockholder may otherwise have.

          (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the indemnity from the Company to each Underwriter set forth in paragraph (a) hereof, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, any such controlling person or the Selling Stockholder based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph
(d), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, any such controlling person and any such Selling Stockholder shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (c) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event the
                                           --------
Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Stockholder and the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholder and the underwriting discounts and commissions received by the Underwriters from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to subsection
(e) above were determined
by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in subsection (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of subsection (e) above, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to subsection (e) above are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

          (g) Notwithstanding any other provision of this Section 9, the liability of the Selling Stockholder for indemnification or contribution under this Section 9 shall not exceed an amount equal to the number of Shares sold by such Selling Stockholder hereunder multiplied by the Purchase Price Per Share set forth in Section 2 hereof.

          (h) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (i) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, any person controlling the Company or the Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers or any person controlling the Company or the Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

          10. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company, any of the Subsidiaries, any officer or director of the Company or the Selling Stockholder which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

          (c) You shall have received on the Closing Date an opinion of Winderweedle, Haines, Ward & Woodman, P.A., counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

          (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Florida with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect;

          (ii) Each Subsidiary listed on Schedule IV hereto and, to the best knowledge of such counsel, each Subsidiary listed on Schedule V hereto, is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, lien, adverse claim, equity or other encumbrance (such counsel being entitled to rely in respect of the opinion relating to the Subsidiaries listed on Schedule V hereto as to matters of fact upon certificates of officers of the Company, provided that such counsel shall state that it believes that, to the best knowledge of such counsel, both you and such counsel are justified in relying upon such certificates);

          (iii) Each Subsidiary listed on Schedule IV hereto and, to the best knowledge of such counsel, each Subsidiary listed on Schedule V hereto, is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion relating to the Subsidiaries listed on Schedule V hereto as to matters of fact upon certificates of officers of the Company, provided that such counsel shall state that it believes that, to the best knowledge of such counsel, both you and such counsel are justified in relying upon such certificates);

          (iv) The authorized and, to the best knowledge of such counsel, the outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus;

          (v) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable;

          (vi) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any (A) preemptive rights or (B) similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

          (vii) The form of certificates for the Shares conforms to the requirements of the Florida General Corporation Act;

          (viii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

          (ix) The Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

          (x) To the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation or bylaws, or other organizational documents, or is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness;

          (xi) Neither the offer, sale or delivery of the Shares, nor the execution, delivery or performance by the Company of this Agreement, nor compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, the certificate or articles of incorporation or bylaws or other organizational documents of the Company or any of the Subsidiaries or, to the best knowledge of counsel, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or any Incorporated Document or is known to such counsel, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, or any regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, and applicable to the Company, the Subsidiaries or any of their respective properties;

          (xii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act, or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;

          (xiii) The Registration Statement and the Prospectus (including the Incorporated Documents) and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and, with respect to the Incorporated Documents, the Exchange Act;

          (xiv) To the best knowledge of such counsel, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, are subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;

          (xv) Such counsel has no reason to believe that any authorization, approval, order, license, certificate or permit of or from any governmental regulatory official or body relating to the provision of health care services by the Company or any of its Subsidiaries (as used in this subsection, a "Permit"), is not in full force and effect and, to the best knowledge of such counsel, there are no proceedings pending or threatened against the Company or any of its Subsidiaries that may cause any such Permit that is material to the conduct of the business of the Company or any of its Subsidiaries as presently conducted to be revoked, withdrawn, canceled, suspended or not renewed;

          (xvi) To the best of such counsel's knowledge, (a) the Company's and each Subsidiary's business practices do not violate any applicable provisions of federal or state laws governing Medicare or any state Medicaid programs, including without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and no individual with an ownership or control interest, as defined in 42 U.S.C. (S)1320a-3(a)(3), in the Company or any Subsidiary, or who is an officer, director, or managing employee as defined in 42 U.S.C. (S) 1320a-5(b), of the Company or any Subsidiary is a person described in 42 U.S.C.
(S)1320a-7(b)(8)(B), and (b) the Company's and each Subsidiary's business practices do not violate any applicable provisions of federal or state laws regarding physician ownership of (or financial relationship with) and referral to entities providing health care related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services;

          (xvii) To the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to them, respectively, or of any decree of any court or governmental agency or body having jurisdiction over them, respectively;

          (xviii) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

          (xix) Except as disclosed in the Registration Statement and the Prospectus, such counsel does not know of any outstanding option, warrant or other right calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and such counsel does not know of any holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the registration statement or the right, as a result of the filing of the registration statement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

          (xx) Neither the Company nor, to the best knowledge of counsel, any of the Subsidiaries is an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

          (xxi) Although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, such counsel along with the Representatives and their counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and has reviewed the Incorporated Documents, and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectus, as of its date, and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

          In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date or the Option Closing Date, as the case may be, of other counsel retained by them or the Company as to the laws of any jurisdiction other than the United States or the State of Florida, provided that (1) each such local counsel is acceptable to the Representatives,
(2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

          (d) You shall have received on the Closing Date, an opinion of Winderweedle, Haines, Ward & Woodman, P.A., counsel for the Selling Stockholder, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

          (i) This Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of the Selling Stockholder and are valid and binding agreements of the Selling Stockholder enforceable against the Selling Stockholder in accordance with their terms, except (A) as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of each of their obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

          (ii) To the best knowledge of such counsel, the Selling Stockholder has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and valid title to the Shares which such Selling Stockholder has agreed to sell pursuant to this Agreement; upon delivery of such Shares pursuant to this Agreement and payment therefor as contemplated herein the Underwriters will acquire good and valid title to such Shares free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title; and

          (iii) To the best knowledge of such counsel, the execution and delivery of this Agreement and the Custody Agreement by the Selling Stockholder and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which the Selling Stockholder is a party or by which it or any of its assets or property is bound, or any court order or decree or any law, rule, or regulation known to such counsel applicable to the Selling Stockholder or to any of the property or assets of the Selling Stockholder.

          In rendering such opinion, such counsel may rely as to factual matters upon (i) certificates of the Selling Stockholder and (ii) the representations of the Selling Stockholder contained herein and in the Custody Agreement.

          (e) You shall have received on the Closing Date an opinion of Dewey Ballantine, counsel for the Underwriters, dated the Closing Date, and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clauses (vi) (other than subclause (B) thereof), (viii),
(ix), (xiii) and (xxi) of the foregoing paragraph (c) and such other related matters as you may request.

          (f) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Deloitte & Touche LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

          (g)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(g) and in Section 10(h) hereof.

          (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (i) All the representations and warranties of the Selling Stockholder contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the Selling Stockholder to the effect set forth in this Section 10(i) and in Section 10(j) hereof.

          (j) The Selling Stockholder shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

          (k) The Shares shall have been approved for listing, subject to notice of issuance, on the Nasdaq National Market.

          (l) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

          Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or the Selling Stockholder and delivered to you, as Representatives of the several Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or the Selling Stockholder, as the case may be, to each Underwriter as to the statements made therein.

          The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) shall be dated the

Option Closing Date in question and the opinions called for by paragraphs (c),
(d) and (e) shall be revised to reflect the sale of Additional Shares.

          11. Expenses. The Company and the Selling Stockholder agree to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder on a pro-rata basis based on the number of Shares sold by the Company and Selling Stockholder, respectively: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares;
(iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, supported by detailed invoices, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc. in connection with the offering; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) the performance by the Company of its other obligations under this Agreement. It is understood, however, that except as provided in Section 5(j) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel (except for reasonable fees of counsel associated with filings required by Blue Sky laws as set forth above), stock transfer taxes on resale of any of the Shares by them, and any advertising expenses of financial publications connected with any offers they may make.

          12. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by all the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Stockholder.

          If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney, Harris Upham & Co. Incorporated (predecessor to Smith Barney Inc.), to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement also includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Firm Shares which a defaulting Underwriter agreed, but failed or refused, to purchase.

          Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

          13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Selling Stockholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the NYSE, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          14. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 7(b) and 9 hereof.

          15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 4506 L.B. McLeod Road, Suite F, Orlando, Florida 32811, Attention:
Stephen P. Griggs, President, Chief Operating Officer, with a copy to Winderweedle, Haines, Ward & Woodman, P.A., 390 North Orange Avenue, Suite 600, Orlando, Florida 32801, Attention: Thomas A. Simser, Jr. Esq.; (ii) if to the Selling Stockholder, in care of the Attorneys-in-Fact at the office of the Company, at the address given in clause (i), with a copy to Winderweedle, Haines, Ward & Woodman, P.A., Attention: Thomas A. Simser, Jr. Esq., at the address given in clause (i); or (iii) if to you, as Representatives of the several Underwriters, to Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, Attention: Manager, Investment Banking Division, with a copy to Dewey Ballantine, 1301 Avenue of the Americas, New York, NY 10019, Attention:
Frederick W. Kanner, Esq.

          This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors, its officers, the controlling persons referred to in Section 9 hereof and the Selling Stockholder and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

          16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the several Underwriters.


                                            Very truly yours,

                                            ROTECH MEDICAL CORPORATION


                                            By_________________________________

                                            ___________________________________

                                            ____________________, on behalf of
                                            himself and as attorney-in-fact for
                                            the Selling Stockholder named in
                                            Schedule I hereto



Confirmed as of the date first
above mentioned on behalf of themselves
and the other several Underwriters named in Schedule II hereto

SMITH BARNEY INC.
NEEDHAM & COMPANY, INC.

As Representatives of the Several Underwriters

By SMITH BARNEY INC.



By___________________________
  Managing Director

                                  SCHEDULE I





                                     Number of
Selling Stockholder                 Firm Shares
- -------------------                 -----------
Thayer's Colonial Pharmacy, Inc.        300,000


                                  SCHEDULE II

                                     Number of
Underwriters                        Firm Shares
- ------------                        -----------
Smith Barney Inc.........
Needham & Company, Inc...
                                     ---------
                                     2,000,000
                                     ---------

                                 SCHEDULE III



Name                                                 State of Incorporation
- ----                                                 ----------------------
Advantage Home Health Care, Inc.                     Florida
American Medical Rentals, Inc.                       Arkansas
Beneficial Home Health Care, Inc.                    Florida
Bravo Home Health Care, Inc.                         Florida
Breathing & Relief, Inc.                             Texas
Brister's Medical Associates, Inc.                   Mississippi
Brister Pharmacy, Inc.                               Mississippi
Brooksville Primary Care Clinic, Inc.                Florida
Camden Medical Supply, Inc.                          Florida
Charlotte Medical Supply, Inc.                       Florida
Church Street Clinic, Inc.                           Mississippi
Community Home Oxygen, Inc.                          Montana
Cynthiana Home Medical Equipment, Inc.               Florida
Distinct Home Health Care, Inc.                      Florida
Diversified Care, Inc.                               Puerto Rico
Drew Primary Care Clinic, Inc.                       Mississippi
Encore Home Health Care, Inc.                        Florida
East Tennessee Infusion & Respiratory, Inc.          Florida
Enhanced Home Health Care, Inc.                      Florida
Essential Home Health Care, Inc.                     Florida
Eta Home Health Care, Inc.                           Florida
Family Care Specialists, Inc.                        Florida
Greenville Primary Care Clinic, Inc.                 Mississippi
Greenwood Multi-Specialty Clinic, Inc.               Mississippi
Grenada Doctors Clinic, Inc.                         Mississippi
Grenada Family Doctors, Inc.                         Mississippi
Headache Center of the West Coast, Inc.              Florida
Headache Management of America, Inc.                 Florida
Headache Management Center, Inc.                     Florida
Headache & Pain Management Center, Inc.              Florida
Health & Medications at Home, Inc.                   North Carolina
Health at Home, Inc.                                 Florida
Healthcare Business Solutions, Inc.                  Florida
Healthcare Claims Recovery, Inc.                     Florida
Health Care Services of Mississippi, Incorporated    Florida
Heartland Home Health Care, Inc.                     Florida
Holland Medical Services, Inc.                       Florida
Hollandale Primary Care, Inc.                        Mississippi
Home Care Solutions of Murray, Inc.                  Florida
Home Medical Systems, Inc.                           South Carolina
Indianola Primary Care Clinic, Inc.                  Mississippi
Integrated Home Health Care, Inc.                    Florida
International Medical Services and Supplies, Inc.    Florida
International Therapeutic Services, Inc.             Florida
Lexington Primary Care, Inc.                         Mississippi
Lovejoy Medical, Inc.                                Kentucky
Macon Primary Care, Inc.                             Florida
Medical Electro-Therapeutics, Inc.                   Florida
National Medicare Equipment Centers, Inc.            Florida
Nightingale Home Health Care, Inc.                   Florida
North Florida Pain Institute, Inc.                   Florida
Perry Family Practice, Inc.                          Florida
Perry/RMC Real Estate, Inc.                          Florida
Physicians' Formulary Services, Inc.                 Florida

Pioneer Medical Services, Inc.                       Florida
Polk City Pharmacy, Inc.                             Florida
 Pulmo-Dose, Inc.                                    Florida
Quality Home Health Care, Inc.                       Florida
 Respitech Home Health Care, Inc.                    Wyoming
Responsive Home Health Care, Inc.                    Florida
R N Home Care Medical Equipment Company, Inc.        Florida
RoTech Employee Benefits Corporation                 Florida
RoTech Home Medical Care, Inc.                       Florida
RoTech Oxygen & Medical Equipment, Inc.              Florida
RoTech Rehabilitation, Inc.                          Florida
RoTech/Texas, Inc.                                   Florida
Rotex Pharmaceuticals, Inc.                          Florida
Rothert's Hospital Equipment, Inc.                   Kentucky
Select Home Health Care, Inc.                        Florida
South County Private Duty Agency, Inc.               Texas
Southern IV Therapy, Inc.                            Florida
Southern Medical, Inc.                               Tennessee
Sunshine Home Health Care, Inc.                      Florida
Tupelo Home Health, Inc.                             Florida
Value Care, Inc.                                     Florida
VitalCare Health Care Services, Inc.                 Florida
VitalCare of America, Inc.                           Texas
VitalCare of Florida, Inc.                           Florida
VitalCare of Nevada, Inc.                            Nevada
VitalCare of Pennsylvania, Inc.                      Pennsylvania
 VitalCare of Texas, Inc.                            Texas
Western North Carolina Home Healthcare, Inc.         Florida
Women's Health Care Services, Inc.                   Florida
 Zeta Home Health Care, Inc.                         Florida

                                  SCHEDULE IV


                                                     States in which
Name                                                 business is conducted
- ----                                                 ---------------------
Community Home Oxygen, Inc.                          Montana
Home Medical Systems, Inc.                           South Carolina
Pulmo-Dose, Inc.                                     Kentucky
RN Home Care Medical Equipment Company, Inc.         Mississippi
RoTech Oxygen & Medical Equipment, Inc.              Florida
Zeta Home Health Care, Inc.                          Texas, Louisiana

                                   SCHEDULE V


Name                                                 State of Incorporation
- ----                                                 ----------------------
Advantage Home Health Care, Inc.                     Florida
American Medical Rentals, Inc.                       Arkansas
Beneficial Home Health Care, Inc.                    Florida
Bravo Home Health Care, Inc.                         Florida
 Breathing & Relief, Inc.                            Texas
Brister's Medical Associates, Inc.                   Mississippi
Brister Pharmacy, Inc.                               Mississippi
Brooksville Primary Care Clinic, Inc.                Florida
Camden Medical Supply, Inc.                          Florida
 Charlotte Medical Supply, Inc.                      Florida
Church Street Clinic, Inc.                           Mississippi
Cynthiana Home Medical Equipment, Inc.               Florida
Distinct Home Health Care, Inc.                      Florida
Diversified Care, Inc.                               Puerto Rico
 Drew Primary Care Clinic, Inc.                      Mississippi
Encore Home Health Care, Inc.                        Florida
East Tennessee Infusion & Respiratory, Inc.          Florida
Enhanced Home Health Care, Inc.                      Florida
Essential Home Health Care, Inc.                     Florida
Eta Home Health Care, Inc.                           Florida
Family Care Specialists, Inc.                        Florida
Greenville Primary Care Clinic, Inc.                 Mississippi
Greenwood Multi-Specialty Clinic, Inc.               Mississippi
 Grenada Doctors Clinic, Inc.                        Mississippi
Grenada Family Doctors, Inc.                         Mississippi
Headache Center of the West Coast, Inc.              Florida
 Headache Management of America, Inc.                Florida
Headache Management Center, Inc.                     Florida
Headache & Pain Management Center, Inc.              Florida
Health & Medications at Home, Inc.                   North Carolina
Health at Home, Inc.                                 Florida
Healthcare Business Solutions, Inc.                  Florida
 Healthcare Claims Recovery, Inc.                    Florida
Health Care Services of Mississippi, Incorporated    Florida
Heartland Home Health Care, Inc.                     Florida
Holland Medical Services, Inc.                       Florida
Hollandale Primary Care, Inc.                        Mississippi
Home Care Solutions of Murray, Inc.                  Florida
 Indianola Primary Care Clinic, Inc.                 Mississippi
Integrated Home Health Care, Inc.                    Florida
International Medical Services and Supplies, Inc.    Florida
International Therapeutic Services, Inc.             Florida
Lexington Primary Care, Inc.                         Mississippi
Lovejoy Medical, Inc.                                Kentucky
Macon Primary Care, Inc.                             Florida
Medical Electro-Therapeutics, Inc.                   Florida
National Medicare Equipment Centers, Inc.            Florida
Nightingale Home Health Care, Inc.                   Florida
 North Florida Pain Institute, Inc.                  Florida
Perry Family Practice, Inc.                          Florida
Perry/RMC Real Estate, Inc.                          Florida
Physicians' Formulary Services, Inc.                 Florida
Pioneer Medical Services, Inc.                       Florida
Polk City Pharmacy, Inc.                             Florida

Quality Home Health Care, Inc.                       Florida
Respitech Home Health Care, Inc.                     Wyoming
Responsive Home Health Care, Inc.                    Florida
RoTech Employee Benefits Corporation                 Florida
RoTech Home Medical Care, Inc.                       Florida
RoTech Rehabilitation, Inc.                          Florida
RoTech/Texas, Inc.                                   Florida
Rotex Pharmaceuticals, Inc.                          Florida
Rothert's Hospital Equipment, Inc.                   Kentucky
Select Home Health Care, Inc.                        Florida
South County Private Duty Agency, Inc.               Texas
Southern IV Therapy, Inc.                            Florida
Southern Medical, Inc.                               Tennessee
Sunshine Home Health Care, Inc.                      Florida
 Tupelo Home Health, Inc.                            Florida
Value Care, Inc.                                     Florida
VitalCare Health Care Services, Inc.                 Florida
VitalCare of America, Inc.                           Texas
 VitalCare of Florida, Inc.                          Florida
VitalCare of Nevada, Inc.                            Nevada
 VitalCare of Pennsylvania, Inc.                     Pennsylvania
VitalCare of Texas, Inc.                             Texas
Western North Carolina Home Healthcare, Inc.         Florida
Women's Health Care Services, Inc.                   Florida